EXHIBIT 4.4

                            BARNETT AUTO TRUST 199_-_

                  FORM OF AMENDED AND RESTATED TRUST AGREEMENT

                                     between

                         BARNETT AUTO RECEIVABLES CORP.

                                       and

                             -----------------------


                           Dated as of ______ __, 199_


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                                TABLE OF CONTENTS
                                                                          PAGE

                             ARTICLE I - DEFINITIONS

SECTION 1.1.  Capitalized Terms.............................................1
SECTION 1.2   Other Definitional Provisions.................................4

                            ARTICLE II - ORGANIZATION

SECTION 2.1.  Name..........................................................4
SECTION 2.2.  Office........................................................5
SECTION 2.3.  Purposes and Powers...........................................5
SECTION 2.4.  Appointment of Owner Trustee..................................5
SECTION 2.5.  Initial Capital Contribution of Trust Estate..................6
SECTION 2.6.  Declaration of Trust..........................................6
SECTION 2.7.  Transfer of Interest to the Depositor; Liability of
              the Holder  of the GP Interest................................6
SECTION 2.8.  Title to Trust Property.......................................7
SECTION 2.9.  Situs of Trust................................................7
SECTION 2.10. Representations and Warranties of the Depositor...............7
SECTION 2.11. [RESERVED]....................................................8
SECTION 2.12. Federal Income Tax Allocations................................8

           ARTICLE III - TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.  Initial Ownership.............................................9
SECTION 3.2.  The Trust Certificates........................................9
SECTION 3.3.  Authentication of Trust Certificates..........................9
SECTION 3.4.  Registration of Transfer and Exchange of Trust Certificates...9
SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Trust Certificates......10
SECTION 3.6.  Persons Deemed Certificateholders............................10
SECTION 3.7.  Access to List of Certificateholders' Names and Addresses....11
SECTION 3.8.  Maintenance of Office or Agency..............................11
SECTION 3.9.  Appointment of Paying Agent..................................11
SECTION 3.10. [Reserved]...................................................12
SECTION 3.11. [Reserved]...................................................12
SECTION 3.12. Disposition by the Holder of the GP Interest.................12
SECTION 3.13. [Reserved]...................................................12
SECTION 3.14. Book-Entry Trust Certificates................................12
SECTION 3.15. Notices to Clearing Agency...................................13
SECTION 3.16. Definitive Trust Certificates................................13
SECTION 3.17. Trust Certificate Transfer Restrictions......................14

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                      ARTICLE IV - ACTIONS BY OWNER TRUSTEE

SECTION 4.1. Prior Notice to Owners with Respect to Certain Matters.........14
SECTION 4.2. Action by Certificateholders with Respect to Certain Matters...15
SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy........15
SECTION 4.4. Restrictions on Certificateholders' Power......................15
SECTION 4.5. Majority Control...............................................15
SECTION 4.6. Execution of Documents.........................................15

             ARTICLE V - APPLICATION OF TRUST FUNDS: CERTAIN DUTIES

SECTION 5.1. Establishment of Certificate Distribution Account..............16
SECTION 5.2. Application of Funds in Certificate Distribution Account.......16
SECTION 5.3. [Reserved].....................................................17
SECTION 5.4. Method of Payment..............................................17
SECTION 5.5. No Segregation of Monies; No Interest..........................17
SECTION 5.6. Accounting and Reports to the Noteholders,  Certificateholders,
             the Internal Revenue Service and Others........................17
SECTION 5.7. Signature on Returns; Tax Matters Partner......................18

               ARTICLE VI - AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1. General Authority..............................................18
SECTION 6.2. Action upon Instruction........................................19
SECTION 6.3. No Duties Except as Specified in this Agreement or in  Instructions............................................20
SECTION 6.4. No Action Except under Specified Documents or Instructions.....20
SECTION 6.5. Restrictions...................................................20
SECTION 6.6. Notice of Default Under Indenture..............................20

                   ARTICLE VII - CONCERNING THE OWNER TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties................................20
SECTION 7.2. Furnishing of Documents........................................22
SECTION 7.3. Representations and Warranties.................................22
SECTION 7.4. Reliance; Advice of Counsel....................................22
SECTION 7.5. Not Acting in Individual Capacity..............................23
SECTION 7.6. Owner Trustee Not Liable for Trust Certificates
             or Receivables.................................................23
SECTION 7.7. Owner Trustee May Own Trust Certificates and Notes.............23

                  ARTICLE VIII - COMPENSATION OF OWNER TRUSTEE

SECTION 8.1. Owner Trustee's Fees and Expenses..............................24
SECTION 8.2. Indemnification................................................24
SECTION 8.3. Payments to the Owner Trustee..................................24

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                ARTICLE IX - DISSOLUTION AND TERMINATION OF TRUST

SECTION 9.1. Termination of Trust Agreement.................................24
SECTION 9.2. Dissolution upon Bankruptcy of the Holder of the GP Interest...26

            ARTICLE X - SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER
                                    TRUSTEES

SECTION 10.1. Eligibility Requirements for Owner Trustee....................26
SECTION 10.2. Resignation or Removal of Owner Trustee.......................27
SECTION 10.3. Successor Owner Trustee.......................................27
SECTION 10.4. Merger or Consolidation of Owner Trustee......................28
SECTION 10.5. Appointment of Co-Trustee or Separate Trustee.................28

                           ARTICLE XI - MISCELLANEOUS

SECTION 11.1. Supplements and Amendments....................................29
SECTION 11.2. No Legal Title to Owner Trust Estate in Certificateholders....31
SECTION 11.3. Limitations on Rights of Others...............................31
SECTION 11.4. Notices.......................................................31
SECTION 11.5. Severability..................................................31
SECTION 11.6. Separate Counterparts.........................................31
SECTION 11.7. Successors and Assigns........................................32
SECTION 11.8. [Reserved]....................................................32
SECTION 11.9. No Petition...................................................32
SECTION 11.10 No Recourse...................................................32
SECTION 11.11.Headings......................................................32
SECTION 11.12.GOVERNING LAW.................................................32
SECTION 11.13.[Reserved]....................................................32
SECTION 11.14.Servicer......................................................32

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                                            AMENDED AND RESTATED TRUST AGREEMENT
                                    dated as of ______ __, 199_ between BARNETT
                                    AUTO RECEIVABLES CORP., a New York
                                    corporation, as depositor, and
                                    _______________________ as Owner Trustee.

                                   ARTICLE I.

                                   DEFINITIONS

               SECTION 1.1 CAPITALIZED TERMS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

                 "Agreement" shall mean this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.

                 "Basic Documents" shall mean the Sale and Servicing Agreement, the Indenture, the Certificate Depository Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

                 "BDFS" means Barnett Dealer Financial Services, Inc., a Florida corporation.

                 "Benefit Plan" shall have the meaning assigned to such term in
Section 3.17.

                 "Book Entry Trust Certificates" means a beneficial interest in the Trust Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.14.

                 "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE ss. 3801 ET SEQ., as the same may be amended from time to time.

                 ["____" shall mean ____________, a _________________.]

                 "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.

                 "Certificate Depository Agreement" shall mean the agreement among the Trust, the Servicer and The Depository Trust Company, as the initial Clearing Agency, dated as of one Business Day prior to the Closing Date, relating to the Trust Certificates, substantially in the form attached hereto as Exhibit C, as the same may be amended and supplemented from time to time.

                 "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.1.

                 "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

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                 "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.

                 "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                 "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located _______________________, Attention: _____________; or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and the Depositor).

                  "Definitive Trust Certificates" shall mean either or both (as the context requires) of (i) Trust Certificates issued in certificated, fully registered form as provided in Section 3.14 and (ii) Trust Certificates issued in certificated, fully registered form as provided in Section 3.16.

                  "Demand Note" shall have the meaning assigned to such term in
Section 2.11(e).

                  "Delaware Trustee" shall have the meaning assigned to such term in Section 10.1.

                  "Depositor" shall mean Barnett Auto Receivables Corp., as the depositor of the Receivables, and each successor to Barnett Auto Receivables Corp., (in the same capacity) to the extent permitted hereunder.

                  "ERISA" shall have the meaning assigned to such term in Section 3.17.

                  "Expenses" shall have the meaning assigned to such term in Section 8.2.

                  "GP Interest" shall have the meaning assigned to such term in
Section 2.7.

                  "Holder" or "Certificateholder" shall mean the Person in whose name a Trust Certificate is registered on the Certificate Register.

                  "Indemnified Parties" shall have the meaning assigned to such term in Section 8.2.

                  "Note Depository Agreement" shall mean the agreement among the Trust, the Trustee, the Servicer and The Depository Trust Company, as the initial Clearing Agency, dated

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as of one Business Day prior to the Closing Date,relating to the Notes, as the same may be amended or supplemented from time to time.

                  "Owner" shall mean each Person who is the beneficial owner of a Book Entry Certificate as reflected in the records of the Clearing Agency or if a Clearing Agency Participant is not the Owner, then as reflected in records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

                  "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement.

                  "Owner Trustee" shall mean _______________________, a
_______________, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

                  "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 and shall initially be the Owner Trustee.

                  "Record Date" shall mean, with respect to any Distribution Date, the close of business on the fourteenth day of the calendar month in which such Distribution Date occurs.

                  "Responsible Officer" shall mean, when used with respect to the Owner Trustee, any officer assigned to the Corporate Trust Office of the Owner Trustee, including any Vice President, any Assistant Vice President, any trust officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers or any agent acting under a power of attorney from the Owner Trustee, having responsibility for the administration of this Trust Agreement, as the case may be, and also, with respect to a particular matter relating to the Trust, any other officer of the Owner Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter. Any notice given to the address and in the manner specified in Section 11.4 hereof shall be deemed to be given to a Responsible Officer.

                  "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among the Trust, Barnett Auto Receivables Corp., as seller and BDFS, as servicer and. as sponsor, dated as of ______ __, 199_, as the same may be amended and supplemented from time to time.

                  "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                 "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed

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or temporary regulations shall include analogous provisions of final Treasury
Regulations or other successor Treasury Regulations.

                  "Trust" shall mean the trust established by this Agreement.

                  "Trust Certificate" shall mean a Certificate.

                 SECTION 1.2. Other Definitional Provisions.

                           (a)      Capitalized terms used herein and not
otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

                           (b)      All terms defined in this Agreement shall
have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                           (c)      As used in this Agreement and in any
certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                           (d)      The words "hereof," "herein," "hereunder"
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."


                           (e)      The definitions contained in this Agreement
are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II.

                                  ORGANIZATION

                 SECTION 2.1 NAME. The Trust created hereby shall be known as "Barnett Auto Trust 199_-_", in which name the Owner Trustee may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be

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sued.

                 SECTION 2.2 OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

                 SECTION 2.3 PURPOSES AND POWERS. (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                           (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement, and to sell the Notes and the Trust
                   Certificates;

                           (ii) with the proceeds of the sale of the Notes and
                   the Trust Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

                           (iii) to acquire, receive and accept from time to
                   time the Owner Trust Estate, and to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                           (iv) to enter into and perform its obligations under the Basic Documents to which it is a party;

                           (v) to engage in those activities, including entering
                   into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                           (vi) subject to compliance with the Basic Documents
                   to which the Trust is a party, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

                 SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

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                 SECTION 2.5. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The
Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account.

                 SECTION 2.6. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents to which the Trust is a party. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

                 SECTION 2.7. TRANSFER OF INTEREST TO THE DEPOSITOR; LIABILITY OF THE HOLDER OF THE GP INTEREST. (a) On the Closing Date the Depositor shall purchase a 1% interest in the Trust (the "GP Interest"). The holder of the GP Interest shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The holder of the GP Interest shall also be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the holder of the GP Interest would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the holder of the GP Interest were a general partner; PROVIDED, HOWEVER, that the holder of the GP Interest shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the holder of the GP Interest shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the holder of the GP Interest under this paragraph shall be evidenced by the Trust Certificates described in Section 3.12, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust.

                           (b)      No Holder, other than to the extent set
forth in clause (a), shall have any personal liability for any liability or obligation of the Trust.

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                 SECTION 2.8. TITLE TO TRUST PROPERTY. Legal title to all the
Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                 SECTION 2.9. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

                 SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Owner Trustee that:

                           (a)      The Depositor is duly organized and validly
existing as a New York corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                           (b)      The Depositor has the corporate power and
authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

                           (c)      The consummation of the transactions
contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                           (d)      It is duly qualified to do business as a
foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                           (e)      It has been duly capitalized by the delivery
of a demand note (the

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"Demand Note") from the Sponsor in the amount of $1,000,000, which Demand Note has not been canceled, waived or terminated. The proceeds of such Demand Note have not been used and will not be used to pay (i) any of the expenses of the holder of the GP Interest in connection with the transactions contemplated by the Basic Documents or (ii) the purchase price for the Certificates purchased pursuant to Section 2.7. Such Demand Note is enforceable against the Sponsor, subject to its terms, and subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                 SECTION 2.11. [RESERVED]

                 SECTION 2.12. FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated:

                           (a)      to the extent of available net income, among
the Certificateholders as of the first Record Date following the end of such month, in proportion to their ownership of principal amount of Trust Certificates on such date, an amount of net income up to the sum of (i) the Certificate-holders' Monthly Interest Distribution Amount for such month, (ii) interest on the excess, if any, of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest at the Certificate Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date through the current Distribution Date, and (iii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price; and

                           (b)      to the holder of the GP Interest, to the
extent of any remaining net income. If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in clause (b). Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the holder of the GP Interest to the extent the holder of the GP Interest is reasonably expected as determined by the Servicer to bear the economic burden of such net losses, then net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Trust Certificates on such Record Date until the principal balance of the Trust Certificates is reduced to zero. The holder of the GP Interest is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the holder of the GP Interest, the Certificateholders, or as otherwise required by the Code.

                                     ARTICLE III.

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                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

                 SECTION 3.1. INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

                 SECTION 3.2. THE TRUST CERTIFICATES. The Trust Certificates shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; PROVIDED, however, that (a) Trust Certificates may be issued to the holder of the GP Interest pursuant to Section 2.7 in such denominations as to represent at least 1% of the initial Certificate Balance and (b) one Trust Certificate may be issued in a denomination other than an integral multiple of $1,000. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. A transferee of a Trust Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Trust Certificate in such transferee's name pursuant to
Section 3.4.

                 SECTION 3.3. AUTHENTICATION OF TRUST CERTIFICATES. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. ____ is hereby appointed as the Owner Trustee's authenticating agent for the Trust Certificates. Any reference herein regarding the Owner Trustee's authentication of the Trust Certificates shall be deemed to include ____.

                 SECTION 3.4. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. ____ shall be the initial Certificate Registrar.

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                   Upon surrender for registration of transfer of any Trust
Certificate at the office or agency maintained pursuant to Section 3.8, and, upon satisfaction of the conditions set forth below, the Owner Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like class and aggregate face amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.8.

                  Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

                  No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may, but shall not be obligated to, require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

                  SECTION 3.5. MUTILATED, DESTROYED, LOST OR STOLEN TRUST CERTIFICATES. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and
(b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of actual knowledge by a Responsible Officer of the Owner Trustee that such Trust Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may, but shall not be obligated to, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

                 SECTION 3.6. PERSONS DEEMED CERTIFICATEHOLDERS. Every person by virtue of becoming a Certificateholder or Owner in accordance with this Agreement and the rules and regulations of the Clearing Agency shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the Owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

                 SECTION 3.7. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Owner Trustee shall furnish or cause to be furnished to the Servicer, the Depositor and the holder of the GP Interest, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer, the Depositor or the holder of the GP Interest in writing, a list, in such form as the Servicer, the Depositor or the holder of the GP Interest may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Trust Certificates or one or more Holders of Trust Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold either the Depositor or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                 SECTION 3.8 MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in the Borough of Manhattan, City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates ____ as its agent for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                 SECTION 3.9 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.

The Paying Agent shall initially be ____, and any co-paying agent chosen by ____, and acceptable to the Servicer. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Owner Trustee and the Servicer. In the event that the Owner Trustee shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Articles VII and VIII shall apply to ____ or the Owner Trustee also in its role as Paying Agent, for so long as ____ or the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.


                 SECTION 3.10 [Reserved]

                 SECTION 3.11 [Reserved]

                 SECTION 3.12 DISPOSITION BY THE HOLDER OF THE GP INTEREST. On and after the Closing Date, the holder of the GP Interest shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the initial Certificate Balance. Any attempted transfer of any Trust Certificate that would reduce such interest of the holder of the GP Interest below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause any Trust Certificate issued to the holder of the GP Interest to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

                 SECTION 13 [Reserved]

                 SECTION 3.14 BOOK-ENTRY TRUST CERTIFICATES. The Trust Certificates, upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Trust Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by or on behalf of the Trust; PROVIDED, HOWEVER, that one Definitive Certificate (as defined below) may be issued to the Depositor, as holder of the GP Interest pursuant to Section 2.7. Such Book-Entry Trust Certificate or Trust Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner (other than the Depositor and the holder of the GP Interest) will receive a definitive Trust Certificate representing such beneficial owner's interest in such Trust Certificate, except as provided in Section 3.16. Unless and until Definitive Trust Certificates have been issued to beneficial owners pursuant to Section 3.16:

                           (i) the provisions of this Section shall be in full force and effect;

                          (ii) the Certificate Registrar and the Owner Trustee
                   shall be entitled to deal with the Clearing Agency for all purposes of this Agreement relating to the Book-Entry Trust Certificates (including the payment of principal of and interest on the Book-Entry Trust Certificates and the giving of instructions or directions to Owners of Book-Entry Trust Certificates) as the sole Holder of Book-Entry Trust Certificates and shall have no obligations to the Owners thereof;

                           (iii) to the extent that the provisions of this
                   Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                           (iv) the rights of the Owners of the Book-Entry Trust
                   Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Certificates are issued pursuant to Section 3.16, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book-Entry Trust Certificates to such Clearing Agency Participants; and

                           (v) whenever this Agreement requires or permits
                   actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Trust Certificates and has delivered such instructions to the Owner Trustee.

                 SECTION 3.15 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Owners is required under this Agreement, unless and until Definitive Trust Certificates shall have been issued to Owners pursuant to
Section 3.16, the Owner Trustee shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners, except to the holder of the GP Interest.

                 SECTION 3.16 DEFINITIVE TRUST CERTIFICATES. If (i) the Servicer advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Certificates, and the Servicer is unable to locate a qualified successor,
(ii) the Servicer at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Owners of Certificates representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Trust Certificates, then the Clearing Agency shall notify all Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Trust Certificates to Owners requesting the same.

Upon surrender to the Owner Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book Entry Trust Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Owner Trustee shall recognize the Holders of the Definitive Trust Certificates as Certificateholders. The Definitive Trust Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                 SECTION 3.17 TRUST CERTIFICATE TRANSFER RESTRICTIONS. The Trust Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e) (1) of the Code, or
(iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

                 SECTION 4.1 PRIOR NOTICE TO OWNERS WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

                           (a)   the initiation of any material claim or
lawsuit by the Trust except claims or lawsuits brought in connection with the collection of the Receivables and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

                           (b)   the election by the Trust to file an
amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                           (c)    the amendment of the Indenture by a
supplemental indenture in circumstances where the consent of any Noteholder is required;

                           (d)   the amendment of the Indenture by a
supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

                           (e)   the amendment, change or modification of the
Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

                           (f)   the appointment pursuant to the Indenture of
a successor Trustee or the consent to the assignment by the Note Registrar, Paying Agent or Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable. The Owner Trustee shall notify the Certificateholders in writing of any appointment of a successor Note Registrar, Paying Agent or Certificate Registrar within five Business Days thereof.

                 SECTION 4.2 ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.1 thereof or (b) sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

                 SECTION 4.3 ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

                 SECTION 4.4 RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to determine if a Certificateholder's direction violates this Section
4.4 or to follow any such direction, if given.

                 SECTION 4.5 MAJORITY CONTROL. Except as otherwise specifically provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as otherwise specifically provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                 SECTION 4.6 EXECUTION OF DOCUMENTS. Notwithstanding anything herein to the contrary, the Owner Trustee is authorized, empowered and directed, on behalf of the Trust, to execute, deliver, issue and authenticate the Certificates, to execute, deliver and issue the Notes, and to execute and deliver each Basic Document to which the Trust or the Owner Trustee is or is to be a party and any other document, instrument, certificate or other writing that may be necessary, convenient or incidental thereto. Any such execution, delivery, issuance and authentication is hereby ratified and confirmed in all respects and does not and will be deemed not to conflict with, constitute or result in a breach or violation of, or a default under, any provision of or any duty under this Trust Agreement.

                                   ARTICLE V.

                   APPLICATION OF TRUST FUNDS: CERTAIN DUTIES

                 SECTION 5.1 ESTABLISHMENT OF CERTIFICATE DISTRIBUTION ACCOUNT. The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain at ____ in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.

                 SECTION 5.2 APPLICATION OF FUNDS IN CERTIFICATE DISTRIBUTION ACCOUNT. (a) On each Distribution Date, the Owner Trustee will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.9 of the Sale and Servicing Agreement, distribute to Certificateholders, to the extent of the funds available, amounts deposited in the Certificate Distribution Account pursuant to Section 5.5 of the Sale and Servicing Agreement on such Distribution Date in the following order of priority:

                           (i) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

                           (ii) second, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Principal Distributable Amount.

                           (b)   On each Distribution Date, the Owner Trustee
shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.8 of the Sale and Servicing Agreement on such Distribution Date.

                           (c)   In the event that any withholding tax is
imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner

Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Owner Trustee may in it sole discretion withhold such amounts in accordance with this clause (c). In the event that an Owner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred. The Servicer shall facilitate compliance with this Section 5.2(c) by performance of its duties under Section 10.1(b) of the Sale and Servicing Agreement.

                 SECTION 5.3 [Reserved]

                 SECTION 5.4 METHOD OF PAYMENT. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date or (ii) such Certificateholder is the holder of the GP Interest, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register; PROVIDED, however, that, unless Definitive Certificates have been issued pursuant to Section 3.16, with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to
Section 3.8.

                 SECTION 5.5 NO SEGREGATION OF MONIES; NO INTEREST. Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law. The Owner Trustee shall not be liable for any interest thereon.

                 SECTION 5.6 ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. Subject to Sections 10.1(b)(iii) and 10.1(c) of the Sale and Servicing Agreement, the holder of the GP Interest shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its Federal and state income tax returns,

(c) prepare or cause to be prepared, and file or cause to be filed, all tax returns relating to the Trust (including a partnership information return, Form 1065), and direct the Owner Trustee to make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall make all elections pursuant to this Section as directed by the holder of the GP Interest. The Owner Trustee shall sign all tax information returns furnished to it in execution form by the holder of the GP Interest, and filed pursuant to this Section 5.6 and any other returns as may be required by law and so furnished to it by the holder of the GP Interest, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the holder of the GP Interest. The holder of the GP Interest shall cause the Trust to elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Trust shall not make the election provided under Section 754 of the Code.

                 SECTION 5.7 SIGNATURE ON RETURNS; TAX MATTERS PARTNER. (a) Notwithstanding the provisions of Section 5.6, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust furnished to it in execution form by the holder of the GP Interest, unless applicable law requires a Certificateholder or an Owner to sign such documents, in which case such documents shall be signed by the holder of the GP Interest.

                           (b)  The holder of the GP Interest shall be the
"tax matters partner" of  the Trust pursuant to the Code.


                                   ARTICLE VI.

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

                 SECTION 6.1 GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Trustee to authenticate and deliver Notes in the aggregate principal amount of $__________. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Servicer recommends to it in writing with respect to the Basic Documents.

                  It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Sale and Servicing Agreement and to administer the Trust in the interest of the Owners, subject to the Basic

Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement, or the holder of the GP Interest has agreed hereunder or thereunder, to perform any act or to discharge any duty of the Owner Trustee hereunder or of the Trust under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer or the holder of the GP Interest to carry out its obligations hereunder or thereunder.

                 SECTION 6.2 ACTION UPON INSTRUCTION. (a) Subject to Article IV, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

                           (b)   The Owner Trustee shall not be required to
take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                           (c)    Whenever the Owner Trustee is unable to
decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                           (d)   In the event that the Owner Trustee is
unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                 SECTION 6.3 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any direction or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation or termination statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

                 SECTION 6.4 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any direction or instruction delivered to the Owner Trustee pursuant to Section 6.3.

                 SECTION 6.5 RESTRICTIONS. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                 SECTION 6.6 NOTICE OF DEFAULT UNDER INDENTURE. Within 5 business days of receipt of a notice of Default under the Indenture, the Owner trustee shall provide notice to each Certificateholder by letter.

                                  ARTICLE VII.

                          CONCERNING THE OWNER TRUSTEE

                  SECTION 7.1 ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                           (a)    the Owner Trustee shall not be liable for
any error of judgment  made by a Responsible Officer of the Owner Trustee;

                           (b)    the Owner Trustee shall not be liable with
respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or any Certificateholder;

                           (c)    no provision of this Agreement or any Basic
Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                           (d)    under no circumstances shall the Owner
Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                           (e)   the Owner Trustee shall not be responsible
for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

                           (f)   the Owner Trustee shall not be liable for
the default or misconduct of the Trustee or the Servicer or the holder of the GP Interest under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to insure compliance by the Servicer or the holder of the GP Interest with any agreement to which it is a party or to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement or the holder of the GP Interest under this Agreement; and

                           (g)    the Owner Trustee shall be under no
obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this

Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and, except as otherwise provided in the third sentence of this Section 7.1, the Owner Trustee shall not be answerable to any Certificateholder in the performance of any such act.

                 SECTION 7.2 FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

                 SECTION 7.3 REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

                           (a)   It is a banking corporation duly organized
and validly existing in good standing under the laws of the State of Delaware and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                           (b)    It has taken all corporate action necessary
to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                           (c)   Neither the execution nor the delivery by it
of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                 SECTION 7.4 RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                           (b)      In the exercise or administration of the
trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

                 SECTION 7.5 NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article VII, in accepting the trusts hereby created _______________________ acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

                 SECTION 7.6 OWNER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATES OR RECEIVABLES. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.7 OWNER TRUSTEE MAY OWN TRUST CERTIFICATES AND NOTES.

The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII.

                          COMPENSATION OF OWNER TRUSTEE

                 SECTION 8.1 OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Sponsor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the holder of the GP Interest for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

                 SECTION 8.2 INDEMNIFICATION. The holder of the GP Interest shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the holder of the GP Interest shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the holder of the GP Interest, which approval shall not be unreasonably withheld.

                 SECTION 8.3 PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX.

                      DISSOLUTION AND TERMINATION OF TRUST

                 SECTION 9.1 TERMINATION OF TRUST AGREEMENT. (a) The Trust shall dissolve, (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing

Agreement and Article V or (ii) at the time provided in Section
9.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder or Owner, other than the holder of the GP Interest as described in Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's or Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                           (b)     Except as provided in clause (a), neither
the Depositor nor the holder of the GP Interest nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                           (c)      Notice of any termination of the Trust,
specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent (if other than the Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.2.

                 In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the holder of the GP Interest. Certificateholders shall thereafter look solely to the holder of the GP Interest as general unsecured creditors.

                           (d)      Any funds remaining in the Trust after funds
for final distribution have been distributed or set aside for distribution shall be distributed by the Owner Trustee to the holder of the GP Interest (other than any amounts remaining in the Reserve Account which shall be distributed to the Depositor).

                           (e)      Upon dissolution and completion of the
winding up of the Trust, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute and thereupon the Trust and this Agreement shall terminate. The Owner Trustee shall furnish notice of such dissolution to each Rating Agency.

                 SECTION 9.2 DISSOLUTION UPON BANKRUPTCY OF THE HOLDER OF THE GP INTEREST. In the event that an Insolvency Event shall occur with respect to the holder of the GP Interest, the Trust shall dissolve and this Agreement shall be terminated in accordance with Section 9.1 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from Certificateholders holding a majority of the Certificate Balance (other than the holder of the GP Interest) to the effect that each such party disapproves of the liquidation of the Receivables and dissolution of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the holder of the GP Interest, (i) the holder of the GP Interest shall give the Trustee and the Owner Trustee written notice of such Insolvency Event, (ii) the Owner Trustee shall, upon the receipt of such written notice from the holder of the GP Interest, give prompt written notice to the Certificateholders and the Trustee of the occurrence of such event and (iii) the Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the holder of the GP Interest, give prompt written notice to the Noteholders of the occurrence of such event; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this
Section 9.2. Upon a termination pursuant to this Section, the Owner Trustee on behalf of the Trust shall direct the Trustee promptly to sell the assets of the Owner Trust Estate in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement and shall be distributed in accordance with Section 9.1(b) thereof.

                                   ARTICLE X.

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                 SECTION 10.1 ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation authorized to exercise corporate trust powers; and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; PROVIDED that with respect to the Owners Trustee (but not any successor trustee) the combined capital and surplus of the parent organization of such banking corporation shall be included in the determination of the combined capital and surplus of such banking corporation. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2. In addition, at all times the Owner Trustee or a co-trustee shall be a person that satisfies the requirements of Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

                 SECTION 10.2 RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                 If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Owner Trustee. If the Servicer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

                 Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

                 SECTION 10.3 SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner

 Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

                 No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

                 Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

                 SECTION 10.4 MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger, sale, conversion or consolidation to the Rating Agencies.

                 SECTION 10.5 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

                 Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                           (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Servicer and the Owner Trustee acting
                   jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

                 Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                     ARTICLE XI.

                                  MISCELLANEOUS

                 SECTION 11.1 SUPPLEMENTS AND AMENDMENTS. (a) This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder; PROVIDED, FURTHER, that any amendment within the scope of
Section 11.1(b)(i) or (ii) shall be deemed to materially and adversely affect the interests of the Noteholders or the Certificateholders, as evidenced by an Officer's Certificate of the Servicer delivered to the Owner Trustee.

                           (b)     This Agreement may also be amended from time
to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Trustee and each of the Rating Agencies.

                           (c)      It shall not be necessary for the consent of
Certificateholders, the Noteholders or the Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                           (d)      Promptly after the execution of any
amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

                           (e)      Prior to the execution of any amendment to
this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

The Owner Trustee shall furnish copies of any such amendments to this Agreement to each Rating Agency.

                 SECTION 11.2 NO LEGAL TITLE TO OWNER TRUST ESTATE IN CERTIFICATEHOLDERS. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

                 SECTION 11.3 LIMITATIONS ON RIGHTS OF OTHERS. Except for
Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                 SECTION 11.4 NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor or the holder of the GP Interest, addressed to Barnett Auto Receivables Corp., 270 South Service Road, P.O. Box 888, Melville, New York 11747, Attention: General Counsel; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                           (a)      Any notice required or permitted to be given
to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                 SECTION 11.5 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 11.6 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 11.7 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the holder of the GP Interest, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                 SECTION 11.8 [Reserved]

                 SECTION 11.9 NO PETITION. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against the holder of the GP Interest, or join in any institution against the holder of the GP Interest of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

                 SECTION 11.10 NO RECOURSE. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial ownership interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the holder of the GP Interest, the Owner Trustee, the Trustee or any Affiliate thereof and no recourse by such Certificateholder may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

                 SECTION 11.11 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 SECTION 11.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 11.13 [RESERVED]

                 SECTION 11.14 SERVICER. The Servicer is authorized to execute on behalf of the Trust all such documents, reports, filings, tax returns, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee on behalf of the Trust shall execute and deliver to the Servicer a power of attorney appointing the Servicer the Trust's agent and attorney-in-fact to execute all such documents, reports, filings, tax returns, instruments, certificates and opinions.

                 IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.


                           -----------------------,
                             Owner Trustee



                           By:____________________
                            Name:
                            Title:

                           BARNETT AUTO RECEIVABLES CORP.,
                             Depositor and intended holder of the
                             GP Interest,
                           By: ____________________
                            Name:   Peter I. Cavallaro
                            Title:  Vice President & Assistant Secretary

                                                            EXHIBIT A
NUMBER                                            $
R-                                                CUSIP NO. -----------

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                 NO INTEREST IN THIS TRUST CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INCLUDING, WITHOUT LIMITATION, INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                 THE PRINCIPAL OF THIS TRUST CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS TRUST CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

 [THIS CERTIFICATE IS NOT TRANSFERABLE]

                            BARNETT AUTO TRUST 199_-_

                         ____% ASSET BACKED CERTIFICATE

_____________________
1. To be inserted on the Certificate to be held by the holder of the GP
Interest.

evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and other motor vehicle installment chattel paper secured by new and used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks), and sold to the Trust by Barnett Auto Receivables Corp.

(THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF BARNETT AUTO RECEIVABLES CORP. OR ANY OF ITS AFFILIATES, EXCEPT TO THE EXTENT DESCRIBED BELOW.)

                 THIS CERTIFIES THAT is the registered owner of DOLLARS nonassessable, fully-paid, beneficial ownership interest in Barnett Auto Trust 199_-_ (the "Trust") formed by Barnett Auto Receivables Corp., a New York corporation (the "Depositor"). The Trust Certificates have a Certificate Rate of ___% per annum.

                 The Trust was created pursuant to an Amended and Restated Trust Agreement dated as of ______ __, 199_ (the "Trust Agreement"), between the Depositor and _______________________, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

                 This Certificate is one of the duly authorized Trust Certificates designated as "___% Asset Backed Certificates" (herein called the "Trust Certificates"). Also issued under the Indenture dated as of ______ __, 199_, between the Trust and _____________, as trustee, are Notes designated as "___% Asset Backed Notes" (the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts and other motor vehicle installment chattel paper secured by new and used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks), (the "Receivables"), all monies received on the Receivables on or after ______ __, 199_, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement.

                 Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing in __________, to the Person in whose name this Trust Certificate is registered at the close of business on the day immediately preceding the Distribution Date (the "Record Date") such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date; PROVIDED, HOWEVER, that principal will be distributed to the Certificateholders on (to the extent of funds remaining after the Notes have been paid in full) and after the date on which the Notes have been paid in full.

                 The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

                 It is the intent of the Depositor, Servicer, holder of the GP Interest and Certificateholders that, for purposes of Federal income taxes, the Trust will be treated as a partnership and the Certificateholders (including the holder of the GP Interest) will be treated as partners in that partnership. The holder of the GP Interest and the other Certificateholders by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

                 Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the holder of the GP Interest, or join in any institution against the Trust or the holder of the GP Interest of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

                 Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Trust Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon, except that with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, City of New York.

                 Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                 THIS TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Date:

                          BARNETT AUTO TRUST 199_-_


                          By:  _______________________,
                               solely as Owner Trustee and not in its individual
                                 capacity


                          By: ________________________
                              Authorized Signatory


                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.


Date:

                             -----------------------,
                             solely as Owner Trustee and not in its
                                    individual capacity


                          By:___________________________
                              Authorized Signatory

                                       or


                              -----------------------,
                             solely as Owner Trustee and not in  its
                                    individual capacity


                         By:  ______________________,
                              Authenticating Agent


                         By:___________________________
                             Authorized Signatory

                         (Reverse of Trust Certificate)


                 The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the holder of the GP Interest, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. The Trust Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

                 The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes and the Trust Certificates evidencing not less than a majority of the outstanding principal balance of the Notes and the Certificate Balance. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Trust Certificates.

                 As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

                 Except for Trust Certificates issued to the Depositor and transferred to the holder of the GP Interest (if an entity other than the Depositor), the Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of $1,000 or integral multiples of $1,000 in excess thereof; except as otherwise provided in the Trust Agreement.

As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                 The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Depositor may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 10% or less of the Initial Pool Balance. In addition, within ten days following a Distribution Date as of which the Pool Balance is 5% or less of the Initial Pool Balance, and if the Depositor has not exercised its option to repurchase the Receivable an auction sale shall be conducted (as described in the Sale and Servicing Agreement) and such auction shall effect early retirement of the Certificates.

                 The Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in Section 4975(e) (l) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, as well as any entity whose underlying assets include plan assets by reason of a plan or arrangement investing in such entity (including an insurance company general account) (each, a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                   ASSIGNMENT


                 FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)


the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________ Attorney to transfer said Trust
Certificate on the books of the Trust Certificate Registrar, with full power of substitution in the premises.


Dated:

                                               *
                                               Signature Guaranteed:

                                               *


--------------------------

 *NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                      EXHIBIT B

                                    [FORM OF]
                             CERTIFICATE OF TRUST OF
                            BARNETT AUTO TRUST 199_-_


                 THIS Certificate of Trust of Barnett Auto Trust 199_-_ (the "Trust"), is being duly executed and filed by _______________________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE, ss. 3801 ET SEQ.).

                 1. NAME. The name of the business trust formed hereby is BARNETT AUTO TRUST 199_-_.

                 2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is _______________________, , , Delaware _________, Attention: _____________________________.

                 IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust.

                            -----------------------,
                            not in its individual capacity but
                            solely as owner trustee of the Trust.
                            By:________________________________
                               Name:
                               Title:

                                      B-1